Exhibit 99.2

FOR IMMEDIATE RELEASE

UNIVERSAL AMERICAN CORP. INTRODUCES

2008 GUIDANCE

Rye Brook, NY - December 14, 2007 – Universal American Corp. (NYSE: UAM) today announced 2008 earnings per share guidance of between $1.83 and $1.95.

The following table provides additional information relating to our guidance.

	FY 2008
	Low	High
Diluted EPS
Operating EPS	$1.83	$1.95
Realized gains	0.00	0.00
Reported EPS	$1.83	$1.95
Shares outstanding (diluted) (millions)	94.0	96.0
Revenue ($ in millions)
Senior Managed Care – Medicare Advantage	$2,700	$3,000
Medicare Part D	1,775	1,925
Senior Market Health Insurance	240	300
Specialty Health Insurance	90	95
Life Insurance and Annuity	90	100
Senior Administrative Services	75	85
Corporate / eliminations	(90)	(95)
Total revenue	$4,880	$5,410
Senior Managed Care - Medicare Advantage
End of year membership
Private fee-for-service	245,000	265,000
Health plans	56,000	60,000
Total	321,000	325,000
Private fee-for-service loss ratio	86.0%	88.0%
Health plan MA loss ratio	76.0%	78.5%
Senior Market Health Insurance
Medicare Supplement loss ratio	71.0%	73.0%

Medicare Part D
End of year membership
MemberHealth Membership	1,140,000	1,200,000
Prescription Pathways Membership	510,000	530,000
Total membership	1,650,000	1,730,000

This guidance will be discussed further at Universal American Corp.’s Investor Day, which is scheduled to begin today at 9:00 a.m. Eastern Standard Time. All interested parties are invited to listen to the webcast of the presentation by visiting www.universalamerican.com and selecting the Investor Relations tab, followed by Presentations. Following the conference, a webcast replay will be archived at www.universalamerican.com.

To listen to the live webcast, please visit Universal American’s website at least 15 minutes early to download and install any necessary audio software. Individuals who listen to the webcast will be presumed to have read Universal American’s most recent filings with the SEC, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2006, and its Quarterly Reports on Form 10-Q for the reporting periods of 2007.

About Universal American Corp.

Universal American offers a diverse range of healthcare products – including health insurance, managed care, and prescription drug benefits – through its subsidiaries. Its companies are collectively among the leading providers of Medicare Advantage and Medicare Prescription Drug Plans in the U.S. With the acquisition of MemberHealth LLC in September 2007, over 2 million seniors rely on Universal American’s products for their health or prescription drug coverage. For more information on Universal American, please visit our website at www.universalamerican.com.

Matters discussed in this news release and oral statements made from time to time by representatives of Universal American may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Universal American believes that the expectations reflected in any forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Universal American’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact Universal American and the statements contained in this news release can be found in Universal American’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, Universal American claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Universal American assumes no obligation to update or supplement any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:

-OR-

INVESTOR RELATIONS COUNSEL:

Robert A. Waegelein	The Equity Group Inc.
Executive Vice President &	www.theequitygroup.com

Chief Financial Officer (914) 934-8820

Linda Latman (212) 836-9609